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                           RCM CAPITAL FUNDS, INC.
                             POWER OF ATTORNEY


Each person whose signature appears below hereby authorizes Richard W. Ingram, John E. Pelletier, Elizabeth A. Bachman and Mary A. Nelson, or any of them attorney-in-fact, with full power and authority, in his or her discretion, to execute, deliver, on his or her behalf individually, and in the capacity stated below, any registration statement or amendment to a registration statement (including post-effective amendments) and to file the same, with all exhibits thereto, with the Securities and Exchange Commission and any other regulatory agency.

The Power of Attorney granted hereby is effective immediately and will continue until it is revoked. By accepting or acting under the appointment, the agent assumes the fiduciary and other legal repsonsiblities of an agent.

IN WITNESS WHEREOF, this Power of Attorney is executed on June 14, 1996.




/s/ De Witt F. Bowman                  /s/ Frank P. Greene
-----------------------                ----------------------
DeWitt F. Bowman                       Frank P. Greene
Director                               Director


/s/ Pamela A. Farr                     /s/ George G.C. Parker
-----------------------                ----------------------
Pamela A. Farr                         George G.C. Parker
Director                               Director

/s/ Thomas S. Foley                    /s/ Kenneth E. Scott
-----------------------                ----------------------
Thomas S. Foley                        Kenneth E. Scott
Director                               Director